Exhibit 99.1

FOR FURTHER INFORMATION

AT ABERNATHY MACGREGOR

Claire Walsh

(General info)

(212) 371-5999

FOR IMMEDIATE RELEASE

February 18, 2020

NN, Inc. Names Warren Veltman President and CEO

CHARLOTTE, N.C., February 18, 2020 — NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today announced that its Board of Directors has appointed Warren Veltman President and Chief Executive Officer, effective immediately. Mr. Veltman has served as NN’s interim President and CEO since September 16, 2019.

Robert Brunner, Chairman of the Board, said, “Following a comprehensive search of qualified candidates, the Board concluded that Warren is best suited to lead NN through its next evolution. Since he was named interim President and CEO, Warren has applied his deep industry knowledge, leadership and operational skills to the role, implementing effective cost saving initiatives, strengthening our balance sheet and helping lead the Company’s review of strategic alternatives. The Board has confidence in his ability to continue to drive improved financial and operational performance and enhance long-term shareholder value.”

Warren Veltman, President and Chief Executive Officer, added, “I am honored by the Board’s decision to appoint me as President and CEO of NN and I am grateful for the Board’s support as we work together to implement numerous initiatives to streamline costs, de-lever our balance sheet and strengthen our credit profile. I remain focused on pursuing disciplined capital allocation strategies that will set NN up effectively to drive value in the long-term.”

About Warren Veltman

Mr. Veltman most recently served as interim President and CEO of NN. Mr. Veltman previously served as Executive Vice President of NN’s Mobile Solutions group, a position he held when he joined the Company in 2014 as part of NN’s acquisition of Autocam Corporation, an automotive component manufacturer. Prior to that, Mr. Veltman served as Chief Financial Officer and Treasurer of Autocam Corporation, and of Autocam Medical, a medical device manufacturer. Earlier in his career he was an audit manager with Deloitte & Touche.

About NN, Inc.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 50 facilities in North America, Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the level of the Company’s indebtedness, the restrictions contained in the Company’s debt agreements, the Company’s ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses or the possibility that the Company will be unable to execute on the intended redeployment of proceeds from a divestiture, whether due to a lack of favorable investment opportunities or otherwise.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2019. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.